As filed with the Securities and Exchange Commission on July 10, 2002



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 9, 2002



                            KIEWIT MATERIALS COMPANY
                            ------------------------
               (Exact name of registrant as specified in charter)


   Delaware                        000-29619                     47-0819021
--------------                 -----------------              --------------
(State or other                (Commission File                 (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)



Kiewit Plaza, Omaha, Nebraska                                            68131
--------------------------------------------------------              ----------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:   (402) 536-3661



                                 Not Applicable
          (Former name or former address, if changed from last report)

Item 5. Other Events

     On July 9, 2002, Kiewit Materials Company, a Delaware corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Rinker Materials Corporation, a Georgia corporation ("Rinker"), and Jem Lear Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Rinker ("Merger Sub"). The Merger Agreement provides that, subject to its terms and conditions, (i) Merger Sub will commence a tender offer (the "Offer") for all of the issued and outstanding shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), at a price of $17.00 per share (such price or any higher price as may be paid in the Offer, the "Per Share Amount"), in each case, net to the seller in cash, and (ii) following consummation of the Offer, and satisfaction of the conditions of the Merger, Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the "Merger"). As a result of the Merger, each issued and outstanding share of Common Stock will be converted into the right to receive the Per Share Amount in cash.

     In connection with the Merger, and pursuant to the terms of the Merger Agreement, the Company also announced that its Board of Directors authorized the redemption of all of the outstanding Convertible Debentures that were issued pursuant to the terms of that certain Indenture, dated as of September 14, 2000, between the Company and UMB Bank, N.A. (the "Indenture"). Pursuant to the terms of the Indenture, each holder of a Convertible Debenture has the right, in lieu of receiving the redemption amount in respect thereof, to convert the principal amount of such Convertible Debenture into fully paid and non-assessable shares of Common Stock at the conversion rate set forth in the Indenture. Redemption notices and letters of transmittal will be mailed to holders of Convertible Debentures on or about July 17, 2002.

     Copies of the Merger Agreement and the press release issued by the Company announcing the execution of the Merger Agreement are filed herewith as Exhibits
2.1 and 99.1, respectively, and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (a) Financial Statements of businesses acquired:

          None.

     (b) Pro Forma financial information:

          None.

     (c) Exhibits:

          2.1 Agreement and Plan of Merger, dated as of July 9, 2002, by and among the Company, Rinker and Merger Sub.

          99.1 Press Release issued by the Company announcing the execution of the Merger Agreement, dated July 10, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KIEWIT MATERIALS COMPANY

                                        By: /s/ Donald E. Bowman
                                            ------------------------------
                                            Name:  Donald E. Bowman
                                            Title: Vice President and Chief
                                                   Financial Officer

Dated: July 10, 2002

                                  EXHIBIT INDEX


Exhibit                          Description of Exhibit
-------                          ----------------------

2.1 Agreement and Plan of Merger, dated as of July 9, 2002 (the "Merger Agreement"), by and among Kiewit Materials Company, a Delaware corporation (the "Company"), Rinker Materials Corporation, a Georgia corporation ("Rinker"), and Jem Lear Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Rinker.

99.1 Press Release issued by the Company announcing the execution of the Merger Agreement, dated July 10, 2002.